EXHIBIT 99.1

Contact:
Meredith Bandy
Vice President, Investor Relations
216-676-2699

GrafTech Reports Third Quarter 2019 Results

BROOKLYN HEIGHTS, Ohio - November 7, 2019 - GrafTech International Ltd. (NYSE: EAF) (GrafTech or the Company) today announced financial results for the quarter ended September 30, 2019, including net income of $176 million, or $0.61 per share, and Adjusted EBITDA from continuing operations1 of $245 million.

"GrafTech reported third quarter cash flow from operating activities of just over $225 million. During the third quarter we managed production to align with recent sales volumes while also maintaining cost discipline,” said David Rintoul, President and Chief Executive Officer. “Continued meaningful cash flow generation enables us to balance our primary financial objectives - to return cash to shareholders and repay debt - while also investing appropriate capital in the business.”

Key Financial Measures

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	2019	2018	2019	2018

Net sales	$420,797	$454,890	$1,376,181	$1,363,121
Net income	$175,876	$199,466	$569,680	$624,587
Earnings per share (1)	$0.61	$0.67	$1.96	$2.08
Adjusted EBITDA from continuing operations (2)	$245,454	$276,812	$813,673	$879,108
(1) Earnings per share represents diluted earnings per share after giving effect to the stock split effected on April 12, 2018 for all periods and the share repurchase effected on August 13, 2018 and during the third quarter of 2019, resulting in weighted average shares outstanding of 290,127,296 and 296,145,453 for the three months ended September 30, 2019 and 2018, respectively and 290,422,351 and 300,178,704 for the nine months ended September 30, 2019 and 2018, respectively.
(2) A non-GAAP financial measure, see below for more information and a reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to Net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.
Net sales for the quarter ended September 30, 2019 were $421 million compared to $455 million in the third quarter of 2018. Sales volumes of GrafTech manufactured product decreased to 40 thousand metric tons (MT) from 42 thousand metric tons in the prior year period. The weighted average realized price of these graphite electrodes was $9,960 per metric ton.
Net income for the third quarter of 2019 was $176 million, or $0.61 per share, compared to $199 million, or $0.67 per share in the third quarter of 2018. Adjusted EBITDA from continuing operations was $245 million in the third quarter of 2019 compared to $277 million in the third quarter of 2018. Financial results for the third quarter of 2019 were impacted by lower net sales and higher raw materials costs related to third party petroleum needle coke.

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Cash flow from operating activities was $226 million in the third quarter of 2019 compared to $235 million in the comparable period of 2018. Lower net sales and higher raw materials costs were partially offset by timing of working capital changes.
Key operating metrics(1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except price data)	2019	2018	2019	2018
Sales volume (MT) (2)	40	42	130	126
Weighted average realized price (3)	$9,960	$9,664	$9,977	$9,811
Production volume (MT) (4)	40	39	136	127
Production capacity excluding St. Marys during idle period (MT) (5)(6)	48	39	150	128
Capacity utilization excluding St. Marys during idle period (5)(7)	83%	100%	91%	99%
Total production capacity (MT) (6)(8)	55	46	171	149
Total capacity utilization (7)(8)	73%	85%	80%	85%
(1) Effective the first quarter of 2019, we have recast the key metrics of sales volume and weighted average price above to include only graphite electrodes manufactured by GrafTech. This better reflects management's assessment of our profitability and excludes resales of low grade graphite electrodes manufactured by third party suppliers. For comparability purposes, the prior period has been recast to conform to this presentation.
(2) Sales volume has been recast to reflect the total sales volume of GrafTech manufactured electrodes for which revenue has been recognized during the period.
(3) Weighted average realized price has been recast to reflect the total revenues from sales of GrafTech manufactured electrodes for the period divided by the GrafTech manufactured sales volume for that period.
(4) Production volume reflects graphite electrodes we produced during the period.
(5) The St. Marys, Pennsylvania facility was temporarily idled effective the second quarter of 2016 except for the machining of semi‑finished products sourced from other plants.  In the first quarter of 2018, our St. Marys facility began graphitizing a limited amount of electrodes sourced from our Monterrey, Mexico facility.
(6) Production capacity reflects expected maximum production volume during the period under normal operating conditions, standard product mix and expected maintenance outage. Actual production may vary.
(7) Capacity utilization reflects production volume as a percentage of production capacity.
(8) Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain and St. Marys, Pennsylvania.
Operational Update
Production volume of 40 thousand MT in the third quarter of 2019 increased slightly from 39 thousand MT in the third quarter of 2018. Production results include annual planned maintenance outages in the third quarter of 2018 and 2019.
GrafTech has begun a series of projects at our Monterrey and St. Marys facilities that will shift graphitization and machining of additional volume of semi-finished product from Monterrey to St. Marys. We expect these projects will further optimize our manufacturing footprint by improving environmental performance and production flexibility at both facilities and also leverage cost efficiencies at St. Marys.
Including these and other capital improvement projects, the company’s total capital expenditures are expected to remain between $60 and $70 million in 2019 with similar capital spending levels anticipated in 2020, subject to Board approval.
Commercial Strategy
As previously announced, GrafTech has successfully sold approximately two-thirds of its cumulative long-term production capacity through 2022 on fixed-volume, fixed-price, take or pay contracts. These contracts provide reliability of long-term graphite electrode supply for customers and stability of future operating results for shareholders.

EXHIBIT 99.1

Capital Structure
As of September 30, 2019, GrafTech had cash and cash equivalents of $381 million and total debt of $2.0 billion. The primary use of cash is expected to be a balance of returns to shareholders and debt repayment.
During the third quarter of 2019, the Company returned cash to shareholders in the form of a quarterly dividend of $0.085 per share. Also during the quarter, the company began open market share repurchases under the previously announced $100 million repurchase program.
Distribution
The Board of Directors also declared a dividend of $0.085 per share to stockholders of record as of the close of business on November 29, 2019, to be paid on December 31, 2019.
Conference Call
In conjunction with this earnings release, you are invited to listen to our earnings call being held on November 7, 2019 at 10:00 a.m. Eastern Standard Time. The webcast and accompanying slide presentation will be available at www.GrafTech.com, in the Investors section. The earnings call dial-in number is +1 (866) 521-4909 toll-free in the U.S. and Canada or +1 (647) 427-2311 for overseas calls, conference ID: 9087454. A replay of the Conference Call will be available until February 7, 2019 by dialing +1 (800) 585-8367 toll-free in the U.S. and Canada or +1 (416) 621-4642 for overseas calls, conference ID: 9087454. A replay of the webcast will also be available on our website until February 7, 2019, at www.GrafTech.com, in the Investors section. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission (SEC) and other information available at www.GrafTech.com. The information in our website is not part of this release or any report we file or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. GrafTech is also the only large scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, the primary raw material for graphite electrode manufacturing, which is currently in limited supply. This unique position provides competitive advantages in product quality and cost.
Special note regarding forward‑looking statements
This news release and related discussions may contain forward‑looking statements that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward‑looking statements by the use of forward‑looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” "are confident", or the negative version of those words or other comparable words. Any forward‑looking statements contained in this news release are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward‑looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward‑looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: the cyclical nature of our business and the selling prices of our products may lead to periods of reduced profitability and net losses in the future; the possibility that we may be unable to implement our business strategies, including our initiative to secure and maintain longer-term customer contracts, in an effective manner; the possibility that tax legislation could adversely

EXHIBIT 99.1

affect us or our stockholders; pricing for graphite electrodes has historically been cyclical and the price of graphite electrodes may decline in the future; the sensitivity of our business and operating results to economic conditions and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; our dependence on the global steel industry generally and the electric arc furnace ("EAF") steel industry in particular; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of petroleum needle coke; our dependence on supplies of raw materials (in addition to petroleum needle coke) and energy; the possibility that our manufacturing operations are subject to hazards; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, political crises or other catastrophic events; our dependence on third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the possibility that we may divest or acquire businesses, which could require significant management attention or disrupt our business; the sensitivity of goodwill on our balance sheet to changes in the market; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; our dependence on protecting our intellectual property; the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the possibility that significant changes in our jurisdictional earnings mix or in the tax laws of those jurisdictions could adversely affect our business; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; the fact that borrowings under certain of our existing financing agreements subjects us to interest rate risk; the possibility of a lowering or withdrawal of the ratings assigned to our debt; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that highly concentrated ownership of our common stock may prevent minority stockholders from influencing significant corporate decisions; the possibility that we may not pay cash dividends on our common stock in the future; the fact that certain of our stockholders have the right to engage or invest in the same or similar businesses as us; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public markets, including by Brookfield; the fact that certain provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws could hinder, delay or prevent a change of control; the fact that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders; and our status as a "controlled company" within the meaning of the New York Stock Exchange ("NYSE") corporate governance standards, which allows us to qualify for exemptions from certain corporate governance requirements.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements, including the Risk Factors section included in our Annual Report on Form 10-K and other filings with the SEC. The forward‑looking statements made in this press release relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward‑looking statement, except as required by law, whether as a result of new information, future developments or otherwise.

Non‑GAAP financial measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non‑GAAP financial measures. We define EBITDA from continuing operations, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus

EXHIBIT 99.1

income taxes, discontinued operations and depreciation and amortization from continuing operations. We define adjusted EBITDA from continuing operations as EBITDA from continuing operations plus any pension and other post-employment benefit ("OPEB") plan expenses, initial and follow-on public offering expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, related party Tax Receivable Agreement expense, stock-based compensation and non‑cash fixed asset write‑offs. Adjusted EBITDA from continuing operations is the primary metric used by our management and our board of directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA from continuing operations as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. In addition, we believe adjusted EBITDA from continuing operations and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities. We also monitor the ratio of total debt to adjusted EBITDA from continuing operations, because we believe it is a useful and widely used way to assess our leverage.
Our use of adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA from continuing operations does not reflect changes in, or cash requirements for, our working capital needs;

•
adjusted EBITDA from continuing operations does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;

•	adjusted EBITDA from continuing operations does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	adjusted EBITDA from continuing operations does not reflect tax payments that may represent a reduction in cash available to us;

•	adjusted EBITDA from continuing operations does not reflect expenses relating to our pension and OPEB plans;

•
adjusted EBITDA from continuing operations does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;

•	adjusted EBITDA from continuing operations does not reflect initial and follow-on public offering expenses;

•	adjusted EBITDA from continuing operations does not reflect related party Tax Receivable Agreement expense;

•	adjusted EBITDA from continuing operations does not reflect stock-based compensation or the non‑cash write‑off of fixed assets; and

EXHIBIT 99.1

•
other companies, including companies in our industry, may calculate EBITDA from continuing operations and adjusted EBITDA from continuing operations differently, which reduces its usefulness as a comparative measure.

In evaluating EBITDA from continuing operations and adjusted EBITDA from continuing operations, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliation presented below. Our presentations of EBITDA from continuing operations and adjusted EBITDA from continuing operations should not be construed as suggesting that our future results will be unaffected by these expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA from continuing operations and adjusted EBITDA from continuing operations alongside other financial performance measures, including our net income (loss) and other GAAP measures.

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	As of September 30, 2019	As of December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$381,164	$49,880
Accounts and notes receivable, net of allowance for doubtful accounts of $4,163 as of September 30, 2019 and $1,129 as of December 31, 2018	264,157	248,286
Inventories	314,955	293,717
Prepaid expenses and other current assets	40,481	46,168
Total current assets	1,000,757	638,051
Property, plant and equipment	708,267	688,842
Less: accumulated depreciation	207,444	175,137
Net property, plant and equipment	500,823	513,705
Deferred income taxes	48,237	71,707
Goodwill	171,117	171,117
Other assets	104,735	110,911
Total assets	$1,825,669	$1,505,491
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$73,856	$88,097
Short-term debt	70,861	106,323
Accrued income and other taxes	58,916	82,255
Other accrued liabilities	48,707	50,452
Related party payable - tax receivable agreement	23,852	—
Total current liabilities	276,192	327,127

Long-term debt	1,965,501	2,050,311
Other long-term obligations	77,759	72,519
Deferred income taxes	50,484	45,825
Related party payable - tax receivable agreement	62,625	86,478
Long-term liabilities of discontinued operations	—	—
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 289,658,478 shares issued and outstanding as of September 30, 2019 and 290,537,612 as of December 31, 2018	2,897	2,905
Additional paid-in capital	818,720	819,622
Accumulated other comprehensive loss	(23,677)	(5,800)
Accumulated deficit	(1,404,832)	(1,893,496)
Total stockholders’ deficit	(606,892)	(1,076,769)

Total liabilities and stockholders’ equity	$1,825,669	$1,505,491

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)
Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$420,797	$454,890	$1,376,181	$1,363,121
Cost of sales	178,497	180,280	571,068	491,339
Gross profit	242,300	274,610	805,113	871,782
Research and development	611	518	1,961	1,528
Selling and administrative expenses	15,708	14,234	46,328	46,349
Operating profit	225,981	259,858	756,824	823,905

Other expense (income), net	(688)	1,502	642	2,533
Related party Tax Receivable Agreement expense	—	—	—	61,801
Interest expense	31,803	33,855	98,472	100,387
Interest income	(1,765)	(562)	(2,910)	(1,068)
Income from continuing operations before provision for income taxes	196,631	225,063	660,620	660,252

Provision for income taxes	20,755	24,871	90,940	36,250
Net income from continuing operations	175,876	200,192	569,680	624,002

(Loss) income from discontinued operations, net of tax	—	(726)	—	585

Net income	$175,876	$199,466	$569,680	$624,587

Basic income per common share:
Net income per share	$0.61	$0.67	$1.96	$2.08
Net income from continuing operations per share	$0.61	$0.68	$1.96	$2.08
Weighted average common shares outstanding	290,112,233	296,136,564	290,410,859	300,173,831
Diluted income per common share:
Income per share	$0.61	$0.67	$1.96	$2.08
Diluted income from continuing operations per share	$0.61	$0.68	$1.96	$2.08
Weighted average common shares outstanding	290,127,296	296,145,453	290,422,351	300,178,704

EXHIBIT 99.1

GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flow from operating activities:
Net income	$175,876	$199,466	$569,680	$624,587
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	15,357	16,050	46,387	47,746
Related party Tax Receivable Agreement expense	—	—	—	61,801
Deferred income tax provision (benefit)	7,413	3,827	28,696	(18,184)
Loss on extinguishment of debt	—	—	—	23,827
Interest expense	1,588	1,586	4,764	3,747
Other charges, net	6,531	2,773	17,689	9,652
Net change in working capital*	22,238	14,893	(80,311)	(143,695)
Change in long-term assets and liabilities	(3,254)	(4,026)	(2,133)	2,763
Net cash provided by operating activities	225,749	234,569	584,772	612,244
Cash flow from investing activities:
Capital expenditures	(14,854)	(18,897)	(44,053)	(47,632)
Proceeds from the sale of assets	16	25	98	866
Net cash used in investing activities	(14,838)	(18,872)	(43,955)	(46,766)
Cash flow from financing activities:
Short-term debt, net	—	(36)	—	(12,607)
Revolving Facility reductions	—	—	—	(45,692)
Debt issuance costs	—	(1,043)	—	(27,326)
Proceeds from the issuance of long-term debt, net of original issuance discount	—	—	—	2,235,000
Repayment of Senior Notes	—	—	—	(304,782)
Related party Promissory Note repayment	—	—	—	(750,000)
Principal repayments on long-term debt	—	(28,125)	(125,000)	(28,125)
Repurchase of common stock	(9,484)	(225,000)	(9,484)	(225,000)
Dividends paid to non-related-party	(5,118)	(5,194)	(15,505)	(7,651)
Dividends paid to related-party	(19,502)	(19,501)	(58,507)	(1,308,538)
Net cash used in financing activities	(34,104)	(278,899)	(208,496)	(474,721)
Net change in cash and cash equivalents	176,807	(63,202)	332,321	90,757
Effect of exchange rate changes on cash and cash equivalents	(898)	(431)	(1,037)	(1,615)
Cash and cash equivalents at beginning of period	205,255	166,140	49,880	13,365
Cash and cash equivalents at end of period	$381,164	$102,507	$381,164	$102,507

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$44,410	$14,655	$(20,727)	$(96,045)
Inventories	(3,809)	(11,190)	(19,908)	(93,755)
Prepaid expenses and other current assets	2,395	(456)	5,703	7,828
Income taxes payable	(513)	14,830	(28,152)	35,358
Accounts payable and accruals	(19,548)	3,789	(17,336)	4,336
Interest payable	(697)	(6,735)	109	(1,417)
Net change in working capital	$22,238	$14,893	$(80,311)	$(143,695)

EXHIBIT 99.1

NON-GAAP RECONCILIATION
(Dollars in thousands)
The following table reconciles our non‑GAAP key financial measures to the most directly comparable GAAP measures:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018

Net income	175,876	199,466	569,680	624,587
Add:
Discontinued operations	—	726	—	(585)
Depreciation and amortization	15,357	16,050	46,387	47,746
Interest expense	31,803	33,855	98,472	100,387
Interest income	(1,765)	(562)	(2,910)	(1,068)
Income taxes	20,755	24,871	90,940	36,250
EBITDA from continuing operations	242,026	274,406	802,569	807,317
Adjustments:
Pension and OPEB plan expenses (1)	800	483	2,397	1,478
Initial and follow-on public offering expenses (2)	160	43	1,409	5,164
Non‑cash loss on foreign currency remeasurement (3)	(185)	1,404	842	1,629
Stock-based compensation (4)	706	476	1,568	657
Non‑cash fixed asset write-off (5)	1,947	—	4,888	1,062
Related party Tax Receivable Agreement expense (6)	—	—	—	61,801
Adjusted EBITDA from continuing operations	245,454	276,812	813,673	879,108

(1)	Service and interest cost of our OPEB plans. Also includes a mark‑to‑market loss (gain) for plan assets as of December of each year.

(2)	Legal, accounting, printing and registration fees associated with the initial and follow-on public offerings.

(3)	Non‑cash (gain) loss from foreign currency remeasurement of non‑operating liabilities of our non‑U.S. subsidiaries where the functional currency is the U.S. dollar.

(4)	Non-cash expense for stock-based compensation grants.

(5)	Non‑cash fixed asset write‑off recorded for obsolete assets.
(6)    Non-cash expense for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.